Exhibit 99.3

Diodes 2Q 2014 EARNINGS CALL

QUESTION AND ANSWER

Operator

(Operator Instructions)

Steve Smigie - Raymond James & Associates - Analyst

Great, thanks a lot. Congratulations on a pretty nice quarter, Dr. Lu.

Keh-Shew Lu - Diodes Inc - President and CEO

Yes, thank you, Steve.

Steve Smigie - Raymond James & Associates - Analyst

Sure, no problem. I was hoping you could comment a little bit on industrial strength, and how sustainable you see that?

Keh-Shew Lu - Diodes Inc - President and CEO

I think that Mark answer this one.

Mark King - Diodes Inc – SVP Sales & Marketing

Yes, I think the North American market and European marketplace, which drives a good percentage of our industrial, has been -- continues to be relatively strong going into the third quarter. So, I think it's sustainable, certainly into the third quarter. Percentages might tighten a little bit as things ramp in Asia a little bit, but I think the business base looks okay.

Steve Smigie - Raymond James & Associates - Analyst

Okay great, and also you guys had some pretty nice gross margin improvement. I was hoping we could get more of an update on where you are on the BCD integration the fab utilizations?

Keh-Shew Lu - Diodes Inc - President and CEO

Well, BCD integration went very smoothly so far, okay, but they do as expected. You remember I kept mention about when they start to ramp up their Fab 2, there’re going to be -- cost some, the reduction or drag down on our GP percent. Okay, because when you put in a new fab, their cost typically is higher than a mature fab like their Fab 1 and our K Fab or O Fab. But you know, they're going to continue to ramp, and when we have more and more new product design in and ramp up that new product which -- by the way, most our new products now from analog point of view, is all used in BCD Fab 2 for the new product. And, if our new products start to ramp, then their load-in will start to continue, start to get improved, and then of course our Fab 2 will be, go down.

But in general, integration is good.

Steve Smigie - Raymond James & Associates - Analyst

Okay great, thank you. I was just hoping you could comment just a little bit on a couple of little nits. As we look into the September quarter, any sense of what we might be thinking about interest expense, and what we might be thinking about in terms of options expense?

Rick White - Diodes Inc - CFO

Yes, so interest expense is going to be approximately what it was in this quarter. We had $1.2 million of interest expense, and we had about $400,000, $450,000 worth of interest income. Option expense has been about $2 million, $2.2 million a quarter. We expect that to be about the same next quarter.

Steve Smigie - Raymond James & Associates - Analyst

Okay great, thanks, and just the last question is you paid down some debt in the quarter. Just curious about what your thoughts are about cash use today. Obviously paying down the debt's good, but we're also seeing a lot of consolidation in the industry. Any thoughts of cash, or more debt paydown, or holding it back for acquisitions? Thanks.

Keh-Shew Lu - Diodes Inc - President and CEO

Okay. We, our plan is, every time we're moving money back, then we'll try to pay off. The goal, the goal is try to pay off $15 million a quarter, and then that will reduce our interest cost. So, that's my plan, but every time we make enough cash and we don't need it for CapEx, then we'd like to bring back to return to pay off some loans.

Steve Smigie - Raymond James & Associates - Analyst

Thank you very much, congratulations.

Keh-Shew Lu - Diodes Inc - President and CEO

Thank you.

Operator

Our next question comes from the line of Harsh Kumar from Stephens. Your question, please?

Harsh Kumar - Stephens, Inc. - Analyst

Good afternoon, Dr. Lu. I had a couple of questions. Let me start off by asking you about the September guidance. That's typically the quarter where one would think there'd be a lot of build for the Christmas time frame, and I would have expected somewhat of a better growth. I'm curious if there's any one-time events that are going on, Dr. Lu, that you guys are seeing in your business that are affecting maybe growth to some degree?

Keh-Shew Lu - Diodes Inc - President and CEO

Well, I don't know this Christmas drive already exist, for currently now, you know. In the last several years, before that typically yes, third quarter is the Christmas drive. But I don't know that Christmas is already exist for the last couple years. You can see you know, last year, and even before last year, probably since 2011, we don't see the Christmas ramp-up any more. It's more on the new, like new phone, new tablet, new stuff, when they announce, they are driving the revenue. Different customer, they'd announce different new product that's driving the uptick of the business.

So, I no longer see a major Christmas season any more. That's why our [cyclical] revenue is out of -- is no longer really that much significant there anymore.

Harsh Kumar - Stephens, Inc. - Analyst

Okay, that's helpful, Dr. Lu. And I’m curious if I can ask maybe Mark and Dr. Lu to look out past the September quarter. Historically, you guys have been slightly down, just slightly down a little bit in the December quarter. Should we still expect that to be the case, or will it be different? Or are you seeing anything different this time?

Keh-Shew Lu - Diodes Inc - President and CEO

Okay, number one, we really don't give the guidance in the fourth quarter. One quarter away, but I was thinking right now, we see slightly down but it's not going to be a big down like last year. Last year, you can see the fourth quarter went down quite a bit, but so far, the feeling, the market -- I just came back from Taiwan, from Asia Monday this week. Just two or three days ago. And the general feeling over there, don't see a major drop in fourth quarter. But we don't give any guidance, you know, yet.

Harsh Kumar - Stephens, Inc. - Analyst

That's helpful, Dr. Lu. And can I ask you, it's the last question and I'll get back in line, you talked about Fab 2 in the previous answer to the previous caller, that the gross margin is coming down as you're ramping Fab 2. In terms of when would you expect that effect to go away, and Fab 2 maybe not have a negative impact? How long do you think that might take?

Keh-Shew Lu - Diodes Inc - President and CEO

Number one, when I say the third quarter might be some effect to compare with second quarter, but that is just really due to the loading up and down. And now if you are asking for long-term when Fab 2 will not be a drag for our GPM percent, I will expect probably one more year to two more years. And it's just because the new product ramp, it takes time. Second, to get to the level of very cost-effectively, it take a while.

First, today, the only equipment capacity but then we need to expand some of the equipment to make it fully utilize the space. And when you fully-utilize the clean room, the output is high enough compared with S Fab 1, that BCD Fab 1. Then you can be very cost-effective.

Today, other than the loading at the same time, the capacity is not as big as the Fab 1, and so the cost will be higher.

Harsh Kumar - Stephens, Inc. - Analyst

I got you. Very helpful, Dr. Lu. I'll get back in line. Thank you.

Keh-Shew Lu - Diodes Inc - President and CEO

Okay, thank you, Harsh.

Operator

Thank you. Our next question comes from the line of Gary Mobley from Benchmark, your question please?

Gary Mobley - The Benchmark Company - Analyst

Hi guys, thanks for taking my question. First, I want to extend my congratulations on a solid quarter, but I wanted to nitpick a little bit on the gross margin line. If I'm not mistaken, didn't you have a currency headwind in the quarter? And how much did that impact the June quarter gross margin?

Rick White - Diodes Inc - CFO

Oh, I don't know about the gross margin. We had a $760,000 currency loss, but that was in other income and expense. We think just from a margin standpoint that we have a lot of local costs, and the Pound versus the dollar, we pay salaries, we have expenses. So, we have a natural hedge against those kinds of things impacting us significantly in the GPM line.

Gary Mobley - The Benchmark Company - Analyst

Okay, and focusing a bit on the third quarter gross margin guide, the midpoint of that guide is up only about 30 basis points sequentially on an expected 4.5% revenue increase on a sequential basis. Given your depreciation, what, 8%, 9% of revenue, I would've expected just more of a gross margin expansion. Could you talk a little bit about some of the factors that are sort of built into your gross margin guidance with respect to mix and various other factors?

Keh-Shew Lu - Diodes Inc - President and CEO

Well, like I just mentioned, probably is because in S Fab 2, you know, BCD Fab 2, because we tried to -- we had too much wafer inventory because we are looking at in second quarter, we are looking at second quarter growth. Third quarter growth. We built in, in the loading S Fab 2, and you get too much inventory.

And when you go to the third quarter, you started looking at fourth quarter, and 1Q next year. Then we tried to adjust our wafer fab loading to match with the revenue assumption on 4Q and 1Q next year.

And therefore, we have some headwind, we intentionally under-load the Fab 2, and that give us some GPM percent problem.

Gary Mobley - The Benchmark Company - Analyst

Okay. Mark, I appreciate the comments about inventory. I think you mentioned that inventory held by distributors is still under 3 months, but do you know specifically how much your inventory at your distributors increased on a sequential basis during the June quarter?

Mark King - Diodes Inc – SVP Sales & Marketing

Yes, I think I said 5.6%.

Gary Mobley - The Benchmark Company - Analyst

Okay, 5.6%.

Mark King - Diodes Inc – SVP Sales & Marketing

It's pretty natural for this period in the quarter.

Keh-Shew Lu - Diodes Inc - President and CEO

Because it's tied to the revenue growth.

Mark King - Diodes Inc – SVP Sales & Marketing

Right, so we advanced, that advances a little bit. But again, our inventory is as clean as it's ever been.

Gary Mobley - The Benchmark Company - Analyst

Okay, no concerns that the days of chip inventory held by end customers and distributors is inching up, and then maybe once we hit a seasonally soft patch of the year, maybe in the fourth quarter, you might see some ratcheting down of days of inventory held?

Mark King - Diodes Inc – SVP Sales & Marketing

I mean, if distributors, if the market takes a sudden shift, distributor enthusiasm shifts. And you're always subject to that, but the products that we, that they're buying and I think we feel really good about the way they're positioning their inventory and the way we're working with them to get it in there. So, it's all supportive of POS and so forth. So, I think we feel pretty good unless there's obviously a sudden change in attitude.

Gary Mobley - The Benchmark Company - Analyst

Okay, all right, thank you guys.

Operator

Thank you. Our next question comes from the line of Shawn Harrison from Longbow Research. Your question please?

Shawn Harrison - Longbow Research - Analyst

Hi. I guess a bit in that vein, are there any end markets as you look in either the third quarter or the back half of the year where maybe demand trends are a little bit more uneven or a little bit dodgy?

Mark King - Diodes Inc – SVP Sales & Marketing

There's a lot of data out there, there's a lot of overly -- I really don't think I can make any comment on that. I mean, we watched the continual flow of computer, that's kind of relatively [inconsistent], we're hoping for a reasonably solid communications for the balance of the year. Our consumer's relatively strong after a softer second quarter. North America and Europe appear to be running strong, at least through the third quarter, so industrial should be good. Automotive looks pretty strong, although it's still a small portion of our overall sales.

Shawn Harrison - Longbow Research - Analyst

Okay, and then I can't remember if you touched on this, but pricing dynamics this past couple quarters have been pretty benign. Has there been any change in that outlook?

Mark King - Diodes Inc – SVP Sales & Marketing

I think if anything, things are pretty stable.

Shawn Harrison - Longbow Research - Analyst

Okay.

Mark King - Diodes Inc – SVP Sales & Marketing

At this point.

Shawn Harrison - Longbow Research - Analyst

And then finally, just in case I missed it Rick, what's the CapEx forecast for the third quarter on a dollar basis, and maybe the rest of the year?

Rick White - Diodes Inc - CFO

Well, we're shooting for 5% to 9% of revenue, so for the year it'd be 5% to 9% of whatever you have for the forecast for the revenue.

Shawn Harrison - Longbow Research - Analyst

Okay, what would push it up toward the upper end of the range for the year?

Keh-Shew Lu - Diodes Inc - President and CEO

No, I don't think we push -- if you look at it, 7% is the midpoint, and if you look at this second quarter –

Rick White - Diodes Inc - CFO

This quarter was 6%.  So, if we're going to hit the midpoint of 7% then we might spend a little bit more in the third quarter or fourth quarter to move that up to the midpoint, but it's just equipment availability -- when the manufacturing guys need the equipment, those kinds of things. And CAT, CapEx too. Chengdu [assembly test].

Keh-Shew Lu - Diodes Inc - President and CEO

We already start to kick off the CAT, the Chengdu assembly, and are currently is a building, the power -- okay, the government going to bring  the power to the [red point] and then we will spend the money to bring the power inside. And then we will start to put some MERFEI, get ready to bring the CAT up to running. So, we spend some money on the CAT.

Shawn Harrison - Longbow Research - Analyst

Okay, very helpful. Thanks so much and congratulations on the results.

Keh-Shew Lu - Diodes Inc - President and CEO

Thank you.

Operator

Our next question comes from the line of Suji De Silva from Topeka, your question please?

Suji De Silva - Topeka Capital Markets - Analyst

Hi guys, nice job on the quarter. I don't know if you've provided this in the past, but can you provide the third quarter guidance color around end markets?

Mark King - Diodes Inc – SVP Sales & Marketing

We don't, we can't do that.

Keh-Shew Lu - Diodes Inc - President and CEO

We don't. We just give the guidance on the revenue plan and GP plan, gross profit plan.

Suji De Silva - Topeka Capital Markets - Analyst

Okay. I wasn't sure if we did it in the past, I can't remember. And then, the smartphone and the tablet program wins, and the one you already have, can you talk about whether your mix of exposure there is the premium market versus the emerging sort of China mid-range market and whether there's a gross margin differential if one does well versus the other?

Mark King - Diodes Inc – SVP Sales & Marketing

I think we'd probably be more on the premium side with sites of some strong growth in the mid-level, as we go forward. And I don't want to comment on the margins of those differences.

Suji De Silva - Topeka Capital Markets - Analyst

Okay. And then lastly, you mentioned somewhat I think were new opportunities end-market-wise, with the wireless charging and wearables. Can you just talk about whether there's a sizeable opportunity and if those kind of come in at higher margins, since they're newer opportunities? Thanks.

Mark King - Diodes Inc – SVP Sales & Marketing

I think that most of those are premium products, so obviously they would lend themselves towards our -- towards higher margins. And I would say it's a growing market, whether it's sizeable, but it's important.

Keh-Shew Lu - Diodes Inc - President and CEO

Typically, our new product is target at higher margin, and this charger obviously is a new product.

Suji De Silva - Topeka Capital Markets - Analyst

Great. Thanks, guys.

Operator

Thank you. Our next question comes from the line of Christopher Longiaru from Sidoti & Company. Your question please?

Christopher Longiaru - Sidoti & Company - Analyst

Hey guys, congratulations on the quarter.

Keh-Shew Lu - Diodes Inc - President and CEO

Okay, thank you, Chris.

Christopher Longiaru - Sidoti & Company - Analyst

So my first question, kind of piggybacking off Suji's question. Even though you can't give kind of specific idea of where your guidance is coming from, can you comment on some areas where there's relative strength that you're seeing, that gave you the confidence in your guide for September?

Mark King - Diodes Inc – SVP Sales & Marketing

Yes, I think we see improvements in all of our segments. I thought we had a relatively soft second quarter in the consumer market. I think we'll see some improvements there. I think we're progressing forward in the communications market. We have stable or -- I mean, as a percentage maybe not as stable on the industrial side, because we have some faster-growing markets probably in this quarter in Asia, and I thought automotive was relatively strong. So, I think really across the board, the only one that I don't really have a clear picture of exactly of whether it's going to be flat or how up it's going to be, is the computer market.

Christopher Longiaru - Sidoti & Company - Analyst

Okay, and just to clarify, so computer was -- computing was pretty stable in 2Q?

Mark King - Diodes Inc – SVP Sales & Marketing

Right.

Christopher Longiaru - Sidoti & Company - Analyst

Yes, okay. And then, just in terms of comms, is the strength you're seeing in comms off the weakness you kind of saw in 2Q, is that kind of relatively normal strength that you'd see for 3Q? Is it abnormal? Can you just comment on how it compares to last year?

Mark King - Diodes Inc – SVP Sales & Marketing

We had a reasonably good second quarter in comm, so we were actually up. And we see continued improvements in Q3, although not everybody's running on full steam. So, it's a little bit more muted than we would have liked it to be, but it still looks pretty solid.

Christopher Longiaru - Sidoti & Company - Analyst

Okay, and then just lastly, this one's for Rick. You talked about a pretty slight increase in your OpEx actually being down as to percentage of sales. Can you just kind of break that -- is that kind of an equal move up or is more of it in R&D? Can you just give us an idea of where the numbers lie between the two?

Rick White - Diodes Inc - CFO

Yes. So, if you take the GAAP number, it was 21.1% of revenue in the second quarter, and we said 21% in the third quarter. Now, you have to remember that the second quarter included a gain on the sale of assets, and so you would take out of that 21.1% a gain of 1.2%, and then so it really looks like from a GAAP perspective it's going from 21.5% down to 21%.

Christopher Longiaru - Sidoti & Company - Analyst

Okay.

Rick White - Diodes Inc - CFO

Did that answer your question?

Christopher Longiaru - Sidoti & Company - Analyst

Yes, it does. And just lastly, in terms of the Fab 2 progression, you said -- I think Dr. Lu said it was going to take somewhere between a year and two years before it's not a drag on gross margins. Is that kind of a step-up function as you go forward, or do you see that being kind of relative improvements over the course of that time period, and can you give us a little bit of an idea how that progresses?

Keh-Shew Lu - Diodes Inc - President and CEO

Well, I think as I mentioned, we now most our analog product is design use in the process provided by Fab 2. We move everything we want to move from Fab 1 to Fab 2, that's already completed and now what we do is all the new products, or majority of new products, for analog which can be loaded in Fab 2 will be used in Fab 2, [kept to] technology or process technology. But the new product take a while to ramp it up. And then, after they ramp it up and then useing all the equipment capacity, then we're adding some more capacity to make sure the capacity can fully utilize the clean room space, and make sure that output will be big enough or the capacity big enough to bring the costs down.

So, when you asking, when you're looking at when that clean room can be fully utilized, and loading can be fully utilized, it take a while. And that's why I mention probably you know, up to 2016 because it takes time to ramp it up.

Rick White - Diodes Inc - CFO

I think the specific answer to your question is that it's not going to be a step function. It's going to be an improvement over time, as we ramp up and more wafers get loaded.

Christopher Longiaru - Sidoti & Company - Analyst

Great guys, thanks, it's helpful. I'll jump out.

Keh-Shew Lu - Diodes Inc - President and CEO

Yeah, and the question, last year I think we said BCD, I think in the last 2013 we said BCD affect our overall margin 1.5%.

Rick White - Diodes Inc - CFO

Right, that's right.

Keh-Shew Lu - Diodes Inc - President and CEO

So you can see, you can assume okay, improve some but Diodes improved, too. So, that overall effect, we don't know yet because we are not in the whole year. But 2013, we do announce BCD give us about 1.5% GPM percent effect.

Christopher Longiaru - Sidoti & Company - Analyst

Got it, that's very helpful. Thank you, guys.

Operator

Thank you. Our next question comes from the line of Tristan Gerra, from Baird. Your question, please?

Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst

Hi, good afternoon. Hopefully you can hear me okay. Could you say whether there was any slight constraint, notably (technical difficulty) –

Mark King - Diodes Inc – SVP Sales & Marketing

You cut out.

Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst

utilization rates where in Q2 and what do you expect in Q3?

Rick White - Diodes Inc - CFO

So you asked about supply constraints in Q2 and the impact of that on Q3?

Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst

Well, to know whether there was any supply constraints in Q2 and also your utilization rates in both Q2 and Q3?

Rick White - Diodes Inc - CFO

Yes, so basically there were no significant supply constraints in the second quarter, and Dr. Lu already talked about us dialing back the Fab 2, S Fab 2 capacity utilization because of the inventory situation on S Fab 2 wafers in the third quarter.

Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst

Okay, and what about the utilization rates total for the company?

Rick White - Diodes Inc - CFO

For the company?

Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst

Yeah, the utilization rate as a percentage. Is that a number that you're willing to provide?

Rick White - Diodes Inc - CFO

No, not for the Company, no.

Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst

Okay. And then, also in terms of your Q3 outlook, are you embedding PC trends relatively in line with seasonal? Do you expect the above-expectation PC trends in Q2 to continue into the second half?

Mark King - Diodes Inc – SVP Sales & Marketing

We don't really trend it. We really view specific customers, so you know, we might buck the trend a little bit based on the customer base that we service, but we expected slight improvements in Q3 off of better-than-expected Q2.

Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst

Okay, that helps a lot. Thank you very much.

Operator

Thank you. Our next question comes from the line of Vernon Essi from Needham & Company. Your question, please?

Vernon Essi - Needham & Company - Analyst

Thank you very much. I was wondering, Dr. Lu, if you could clarify -- and I may have misheard something here earlier in the call -- you were responding to a question, you were talking about demand expectations in the fourth quarter over in China dropping? I was wondering if you could just expand upon that, or maybe I misheard that?

Keh-Shew Lu - Diodes Inc - President and CEO

No, I didn't say China going to be, I just said typically 4Q for semiconductor is weaker than 3Q quarter. I didn’t particularly mention China. What I really relative to is in the past, several years ago, you have a Christmas build in 3Q, and I said no longer for me to see a big upside for the Christmas build. And then, if that happen, then typically 3Q very up and then 4Q down quite a bit because Christmas will be over.

But right now, we don't really tie to that much for the Christmas build. We're more tied to is our customer announce their new gauge or new product, then all build, they ramp it up, we ramp it up, they ramp down, we ramp down. But I didn't say anything about China fourth quarter would be soft.

Vernon Essi - Needham & Company - Analyst

Okay, thanks for clarifying that. And then the second question, Mark, this is kind of a long one so bear with me. But you mentioned a lot of products in the LED lighting area, and I admit I tend to ignore these products that most analog companies discuss. It just seems like a tough market, it's hard to get critical mass, it's very fragmented. So, I guess two questions along that line First off, is this market large enough to move the needle for you? I mean, is this something that could approach 3% to 5% of your revenue maybe in three to five years? And also, is there a dynamic out there where the bulb manufacturers are moving towards companies of your profile, more general purpose, analog and discretes, as opposed to guys that are producing more advanced solutions for the market due to cost reasons?

Mark King - Diodes Inc – SVP Sales & Marketing

I would say that in the last statement, I would say yes. I mean, I think that the bulb people and the lighting people are looking for cost-effective solutions, so some of the more traditional suppliers are -- or higher-end analog suppliers -- it'll become a more difficult market for. Regarding the 3% to 5%, at the growth rate we planned probably not, but it's still an important market and it's an important piece, and it really connects very, very well with our whole AC-DC strategy on charger and so forth.

So, I think we segment it, but it's really part of an overall product line and an overall product mix that's important from our BCD acquisition. So, we consider it important. We think it drives reasonable margins, and we think it's an important part of building our whole analog pie.

Vernon Essi - Needham & Company - Analyst

Okay, thank you.

Keh-Shew Lu - Diodes Inc - President and CEO

And then we move, in addition of the general market or general lighting, actually we believe you know, the smart lighting is an area you can get a better profitability for the smart lighting. So, we -- even currently we don't have that much revenue coming from smart lighting, but smart lighting is one of the areas I'd like to focus on, which is not necessarily going to be a commodity type of product.

Vernon Essi - Needham & Company - Analyst

Okay, thank you.

Operator

Our next question comes from the line of Liwen Zhang from Blaylock, your question please?

Liwen Zhang - Blaylock Robert Van, LLC - Analyst

Thank you for taking my questions, and congratulations, and only one from me. So, you guys narrowed the guidance in early June, and now the results is still also a little bit lower than the high end of guidance. So, what prevented Diodes from reaching the high end of the guidance in terms of revenue? Thank you.

Keh-Shew Lu - Diodes Inc - President and CEO

In terms of revenue, in terms of GP?

Liwen Zhang - Blaylock Robert Van, LLC - Analyst

Revenue.

Keh-Shew Lu - Diodes Inc - President and CEO

Okay. We update guidance you are talking about, is we raise is the GP, not the revenue. We hold in the revenue the same for our update guidance.

Rick White - Diodes Inc - CFO

Yes, I don't have it with me right here.

Keh-Shew Lu - Diodes Inc - President and CEO

Yes, so do we -- what's our guidance? Do we, Rick, do we do much better than our revenue guidance?

Rick White - Diodes Inc - CFO

We're right at the midpoint.

Keh-Shew Lu - Diodes Inc - President and CEO

I know we do better on our GP guidance.

Rick White - Diodes Inc - CFO

Right.

Keh-Shew Lu - Diodes Inc - President and CEO

And then we raise the guidance, and then we still hitting the high end. Okay.

Rick White - Diodes Inc - CFO

Yes, so why don't you let us look that up and we'll give you a better answer?

Liwen Zhang - Blaylock Robert Van, LLC - Analyst

Okay, thank you.

Operator

Thank you. Our next question is a follow-up question from the line of Harsh Kumar from Stephens. Your question please?

Harsh Kumar - Stephens, Inc. - Analyst

Dr. Lu, I was curious if Mark or Dr. Lu can talk about your relative position in the China handset market. It seems like the local Chinese handset vendors are growing really fast, and I'm curious how you would characterize your positioning there?

Mark King - Diodes Inc – SVP Sales & Marketing

I would say we're growing our position there. I think in the past we've focused on different customers, but I think that we have a position and we have a growing position. Although the content isn't quite as significant in the China handset markets.

Harsh Kumar - Stephens, Inc. - Analyst

That's fair, thank you so much. Appreciate it.

Operator

Thank you. This does conclude the question-and-answer session of today's program. I'd like to hand the program back to Dr. Lu for any further remarks.

Keh-Shew Lu  - Diodes Inc - President and CEO

Okay well, if no more question, thank you for your participation today. Operator, you may now disconnect.

Operator

Thank you. Thank you, ladies and gentlemen, for your participation in today's conference. This does conclude the program. You may now disconnect. Good day.